                                                                  Exhibit (d)(4)

                       ASPECT COMMUNICATIONS CORPORATION
                  1996 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                        FORM OF STOCK OPTION AGREEMENT


                                    [front]

                        1996 Employee Stock Option Plan
                    Non-Qualified Stock Option Award Notice


Number of Shares      (SHARES)       Expiration Date      (Expiration Date)
                -------------------                 ----------------------------
Date of Grant        (DATE)          Stock Option No.          (NUMBER)
             ----------------------                  ---------------------------
Option Price Per Share   (PRICE)
                      -------------


    This certifies that    (Last)    ("Award Recipient") has the right to
                        ------------
purchase up to the Number of Shares of Common Stock of Aspect Communications, a California corporation ("Aspect"), for the Option Price Per Share on or before the Expiration Date, according to the terms and conditions stated on the reverse side of this Award Notice.

    Up to 25% of the Number of Shares under this Option may be exercised upon completion of one year of employment following the Date of Grant and an additional 1/48th of the Number of Shares may be exercised upon completion of each month of service thereafter.

    By signing this Stock Option Award Notice and returning the signed copy to the Aspect stock administrator, Award Recipient accepts the Option according to the stated terms and conditions.


Aspect Communications Corporation         Accepted and Agreed to:



By:_________________________________      ____________________________________
                                          Signature of Award Recipient
Title:  S.V.P.,
        --------
Human Resources and Corporate Services
--------------------------------------

                                Exh. (d)(4) - 1

                                     [back]

Grant of Option  Aspect grants to the Award Recipient a Non-Qualified Stock
---------------
Option (not intended as an Incentive Stock Option under the requirements of Section 422 of the United States Internal Revenue Code) to purchase up to the Number of Shares stated of Aspect Common Stock at the Option Price per Share stated, according to the terms, definitions and provisions of the Aspect 1996 Employee Stock Option Plan (the "Plan"), which is incorporated by reference.

Confidentiality  The Award Recipient agrees not to divulge information about
---------------
this award to any person other than his or her domestic partner, tax advisor, or personal attorney, or in the case of permanent disability or death, to a personal representative or to the Award Recipient's beneficiaries.

Option Nontransferable  Only the Award Recipient may exercise this Option during
----------------------
his or her lifetime. This Option may not be transferred in any manner other than by a valid beneficiary designation in a form satisfactory to Aspect or by will or by the laws of descent and distribution. The terms and conditions of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Award Recipient.


Exercise of the Option  The Award Recipient may elect to purchase shares of
----------------------
Aspect Common Stock from Aspect by exercising this Option. The purchase is described as an "exercise" of this Option. The Award Recipient is advised of the following provisions that apply to any exercise of this Option:

  - Calculating Number of Exercisable Shares The number of shares eligible for exercise on a given date is determined by calculating the total number of shares eligible for exercise at that date and subtracting the number of shares of this Option previously exercised.

  - No Fractional Shares The Option may not be exercised for a fraction of a share. If at any date the calculation of the number of shares exercisable results in a whole number and a fraction, only the whole number of shares may be exercised at that date.

  - Expiration Date The Option may not be exercised in any case after the Expiration Date stated on the face of this Award Notice.

  - Early Termination of Option The Option may be exercised for up to the number of shares eligible as of the last day of employment of the Award Recipient with Aspect or one of its eligible subsidiaries and for no more shares thereafter, and only if such exercise takes place no more than 30 days beyond the last day of employment. If the Award Recipient's employment terminates by reason of permanent disability or if the Award Recipient dies while holding this Option, then the Award Recipient or his or her personal representative or beneficiaries may exercise up to the number of shares eligible on the last date of employment within six months after such termination of employment or death.

                                Exh. (d)(4) - 2

Payment  The amount of payment required to exercise this Option is the number of
-------
shares being exercised times the Option Price Per Share. At the choice of the Award Recipient, payment for the exercise price may be by personal check, through a Same-Day Sale through a participating stock broker, or by surrender of other shares of Aspect Common Stock. If payment is made via surrender of other shares, the surrendered shares must have been owned by the Award Recipient for at least six months prior to the exercise date or not been acquired directly or indirectly from Aspect. If the fair market value of the surrendered shares on the date of surrender is less than the exercise price of the shares being purchased, the Award Recipient may pay the balance by personal check.

Mechanics of Exercise  To exercise the Option, the Award Recipient should
---------------------
contact the Aspect stock administrator. Following completion of appropriate Option exercise documents and delivery of payment, the stock administrator will coordinate with Aspect's stock transfer agent to send the Award Recipient or his or her broker the appropriate number of shares.

Sales and Dispositions  The Award Recipient may sell, gift or otherwise dispose
----------------------
of the shares received on exercise of this Option. The Award Recipient agrees to notify Aspect in writing within 30 days of any disposition by sale, gift or otherwise if such disposition occurs within one year of the date of exercise for such shares.

Merger, Dissolution, Etc.  In the event of the proposed dissolution or
-------------------------
liquidation of Aspect, this Option will terminate immediately prior to the consummation of such action, unless otherwise provided by the Aspect Board of Directors. In the event of a proposed sale of all or substantially all of Aspect's assets or the merger of Aspect into another corporation, then this Option shall be assumed by the acquiring entity or an equivalent option shall be substituted by the successor corporation or its parent or subsidiary. If this Option is not assumed and no Option is substituted, then this Option shall become automatically exercisable as to the full number of Shares stated on the face of this Award Notice, to the extent not previously exercised, for 15 days after notice. At the end of this 15 day period, this Option will terminate and cease to be exercisable.

Adjustments in Option Shares  The existence of this Option shall not in any way
----------------------------
restrict the right of Aspect to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. If any change is made to Aspect's outstanding common stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Company) the Board of Directors may make appropriate adjustments to the kind, price per share, and maximum number of shares subject to this Option. Adjustments made by the Board of Directors will be final.

Employment Rights  Nothing in this stock Option award or in the Plan shall
-----------------
confer upon the Award Recipient any right to continue in the employment of Aspect or any of its subsidiaries for any period of specific duration or otherwise restrict in any way the rights of Aspect, its subsidiaries, or the Award Recipient to terminate such employment at any time for any reason.

                                Exh. (d)(4) - 3

Compliance with Laws  No shares will be issued in response to a notice of
--------------------
exercise of this Option unless the exercise of the Option and the issuance of the shares shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Option Shares may then be listed.

Acknowledgements  By signing this Award Notice, the Award Recipient acknowledges
----------------
receipt of a copy of the Plan and accepts this Option subject to all of the terms and conditions of the Plan. The Award Recipient may obtain a copy of the Plan from the Aspect stock administrator. The Award Recipient agrees to accept as final and binding all decisions and interpretations of the Board of Directors of Aspect or a Committee thereof, upon any questions arising under the Plan.

Notification of Address Change  The Award Recipient agrees to notify Aspect's
------------------------------
stock administrator of any change in mailing address to facilitate correspondence about this Option.

Withholding Taxes  As a condition to the exercise of Options granted hereunder,
-----------------
the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

                                Exh. (d)(4) - 4